Exhibit 99.1
Fortive Reports Second Quarter 2025 Results

•Completed Ralliant spin-off
•Delivered Q2 consolidated earnings per share at the high end of guidance range
•Initiating guidance for new Fortive
EVERETT, WA, July 30, 2025 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the second quarter of 2025.
“The second quarter of 2025 was pivotal for Fortive,” said Olumide Soroye, President and CEO. “We completed our spin-off of Ralliant and launched a new chapter at Fortive with a clear value creation plan to accelerate profitable growth and enhance shareholder returns. Despite uncertainty related to trade, healthcare and government spending policy impacting demand in the second quarter, we delivered strong earnings and free cash flow, reflecting the strength of our market-leading operating brands and the power of the Fortive Business System. The medium-term financial framework we shared at our recent Investor Day remains firmly intact.”

“The third quarter marks the beginning of our new chapter, and we are moving the pieces into place to drive accelerated growth. Our new leadership team is focused on executing our Fortive Accelerated strategy, including our disciplined capital allocation approach and focus on building investor trust, which will drive meaningful shareholder value creation in the years ahead,” Mr. Soroye concluded.

Financial Highlights for Second Quarter 2025
Consolidated Results, Including Precision Technologies Segment
•GAAP diluted net EPS of $0.49; adjusted diluted net EPS of $0.90, at high-end of guidance range
•Deployed $345 million towards share repurchases in first half of 2025
Fortive Results, Continuing Operations*
•Revenue of $1.02 billion, down 0.4% year-over-year; core revenue decline of 0.7%
•GAAP net income of $112 million, 11.0% margin; adjusted EBITDA of $288 million, 28.4% margin
•GAAP diluted net EPS of $0.33; adjusted diluted net EPS of $0.58
•GAAP operating cash flow of $205 million, Trailing Twelve Months (TTM) GAAP operating cash flow of $1,029 million; Free Cash Flow of $180 million, TTM Free Cash Flow of $939 million

Full Year 2025 Outlook, Fortive Continuing Operations*
For the full year 2025, Fortive anticipates adjusted diluted net earnings per share of $2.50 to $2.60. This outlook reflects Fortive, on a continuing operations basis.

Summary Financial Results, Fortive Continuing Operations*

Fortive Continuing Operations	Q2-25	Q2-24	Variance
Revenue	$1,016M	$1,020M	$(4)M
Reported / core growth	(0.4)% / (0.7)%	3.7% / 3.9%
GAAP Net Income	$112M	$112M	—%
GAAP Net Income margin	11.0%	11.0%	0 bps
Adj. EBITDA	$288M	$291M	(1.0)%
Adj. EBITDA margin	28.4%	28.6%	(20) bps
GAAP diluted net earnings per share	$0.33	$0.32	3.1%
Adj. diluted net earnings per share	$0.58	$0.56	3.6%
GAAP Operating cash flow	$205M	$218M	(6.0)%
Free cash flow	$180M	$198M	(9.1)%
TTM GAAP Operating cash flow	$1,029M	$912M	12.8%
TTM Free cash flow	$939M	$826M	13.7%

Summary Segment Financial Results, Fortive Continuing Operations*

Intelligent Operating Solutions	Q2-25	Q2-24	Variance
Revenue	$697M	$697M	$—M
Reported / core growth	0.1% / (0.2)%	3.8% / 3.3%
GAAP Operating profit	$171M	$173M	(1.2)%
GAAP Operating margin	24.5%	24.9%	(40) bps
Adj. EBITDA	$236M	$232M	1.7%
Adj. EBITDA margin	33.8%	33.3%	50 bps

Advanced Healthcare Solutions	Q2-25	Q2-24	Variance
Revenue	$320M	$324M	$(4)M
Reported / core growth	(1.3)% / (1.9)%	3.4% / 5.0%
GAAP Operating profit	$36M	$36M	—%
GAAP Operating margin	11.2%	11.0%	20 bps
Adj. EBITDA	$86M	$86M	—%
Adj. EBITDA margin	26.9%	26.6%	30 bps

* Ralliant will be reclassified as discontinued operations in the third quarter of 2025. For the purposed of this release, Fortive Continuing Operations results for the second quarter of 2025 and 2024 assume that Ralliant had been classified as discontinued operations for such earlier periods.

RALLIANT SEPARATION

On June 28, 2025 (the “Distribution Date”), Fortive completed the separation (the “Separation”) of its former Precision Technologies segment by distributing to Fortive shareholders on a pro rata basis all of the issued and outstanding common stock of Ralliant Corporation (“Ralliant”), the entity incorporated to hold such businesses. To effect the Separation, Fortive distributed to its stockholders one share of Ralliant common stock for every three shares of Fortive’s common stock outstanding held on June 16, 2025, the record date for the distribution.

Beginning with the third quarter of 2025, the Company will classify Ralliant as a discontinued operation in its financial statements, as a result of the Separation. The results of the Precision Technologies segment are included in the consolidated results of Fortive for the second quarter of 2025 and 2024. However, results for the second quarter of 2025 and 2024 indicated in this document as “continuing operations” reflect Fortive results, with the Precision Technologies segment treated as discontinued operations for such prior periods.

CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events/Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 877-407-3110 within the U.S. or by dialing 215-268-9915 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call. A digital recording of the conference call will be available two hours after the completion of the call until Wednesday, August 13, 2025. You can access the conference call replay on the “Investors” section of Fortive’s website, www.fortive.com, under “Events/Presentations,” or by dialing 877-660-6853 within the U.S. or 201-612-7415 outside the U.S (Access ID: 13754694).
ABOUT FORTIVE
Fortive innovates essential technologies to keep our world safe and productive. Fortive’s strategic segments - Intelligent Operating Solutions and Advanced Healthcare Solutions - include iconic inventor brands with leading positions in their markets. The company’s businesses design, develop, manufacture, and market products, software, and services, building on leading brand names, innovative technologies, and strong market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative team members in approximately 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with United States generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted EBITDA”, “adjusted EBITDA margin”, “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies. With respect to forward-looking non-GAAP measures, we have not reconciled with, or presented, corresponding forward-looking GAAP measures since doing so would require us to make assumptions with precision about acquisitions, currency translations, capital and other expenses and other similar adjustments during the future periods.
FORWARD-LOOKING STATEMENTS
Statements in this presentation that are not strictly historical, including the statements regarding anticipated financial results, impact of trade policies, including tariffs and the application thereof, global and regional economic conditions, industry trends, geopolitical events, the impact of the Separation, the anticipated U.S. federal income tax treatment of the distribution, anticipated prospects and strategies of Fortive and Ralliant, future opportunities for Fortive and Ralliant, capital allocation strategies, interest rate and current exchange rate impact, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” "target", or “will” or other words of similar meaning, are “forward-looking statements” within the meaning of the United States federal securities laws. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and deteriorating trade relations with other countries, including imposition of tariffs and retaliatory tariffs between United States and China and other countries, responsive economic nationalism, trade restrictions, and enhanced regulation, the financial markets, geopolitical conditions and conflicts, security breaches or other disruptions of our information technology systems, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, our plans to separate into two independent, publicly-traded companies, risk related to tax treatment of our prior separations, impact of our indemnification obligation to Ralliant and Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 28, 2025 and June 27, 2025. These forward-looking statements speak only as of the date of this presentation, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

INVESTOR CONTACT
Christina Jones
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000
Email: investors@fortive.com

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Sales	$1,518.8	$1,552.4	$2,993.0	$3,076.9
Cost of sales	(623.1)	(624.1)	(1,216.4)	(1,244.4)
Gross profit	895.7	928.3	1,776.6	1,832.5
Operating costs:
Selling, general and administrative	(564.3)	(525.4)	(1,106.5)	(1,086.4)
Research and development	(109.2)	(101.1)	(214.3)	(205.2)
Gain on sale of property	—	—	—	63.1
Operating profit	222.2	301.8	455.8	604.0
Non-operating income (expense), net:
Interest expense, net	(32.1)	(38.7)	(64.1)	(82.7)
Loss from divestiture	—	(25.6)	—	(25.6)
Other non-operating income (expense), net	1.9	(8.8)	1.7	(33.0)
Earnings before income taxes	192.0	228.7	393.4	462.7
Income taxes	(25.4)	(33.6)	(54.9)	(60.2)
Net earnings	$166.6	$195.1	$338.5	$402.5

Net earnings per share:
Basic	$0.49	$0.56	$0.99	$1.15
Diluted	$0.49	$0.55	$0.99	$1.13
Average common stock and common equivalent shares outstanding:
Basic	339.6	351.3	340.3	351.5
Diluted	341.7	354.8	343.2	355.4

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Sales:
Intelligent Operating Solutions	$675.7	$677.0	$1,347.1	$1,342.7
Precision Technologies	523.6	551.8	1,024.2	1,110.8
Advanced Healthcare Solutions	319.5	323.6	621.7	623.4
Total	$1,518.8	$1,552.4	$2,993.0	$3,076.9

Operating Profit:
Intelligent Operating Solutions	$166.7	$173.2	$340.4	$337.3
Precision Technologies	93.2	115.3	180.5	264.4
Advanced Healthcare Solutions	39.1	40.2	65.4	67.7
Other (a)	(76.8)	(26.9)	(130.5)	(65.4)
Total	$222.2	$301.8	$455.8	$604.0

Operating Margins:
Intelligent Operating Solutions	24.7%	25.6%	25.3%	25.1%
Precision Technologies	17.8%	20.9%	17.6%	23.8%
Advanced Healthcare Solutions	12.2%	12.4%	10.5%	10.9%
Total	14.6%	19.4%	15.2%	19.6%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	As of
	June 27, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$1,832.7	$813.3
Accounts receivable less allowance for doubtful accounts of $27.2 and $30.7, respectively	912.2	945.4
Inventories:
Finished goods	257.3	220.1
Work in process	117.0	105.4
Raw materials	236.1	219.3
Inventories	610.4	544.8
Prepaid expenses and other current assets	328.1	288.8
Total current assets	3,683.4	2,592.3

Property, plant and equipment, net of accumulated depreciation of $857.8 and $828.6, respectively	447.9	433.1
Other assets	509.3	494.7
Goodwill	10,403.7	10,156.0
Other intangible assets, net	3,199.9	3,340.0
Total assets	$18,244.2	$17,016.1

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,905.7	$376.2
Trade accounts payable	700.5	677.4
Accrued expenses and other current liabilities	1,139.4	1,184.8
Total current liabilities	3,745.6	2,238.4

Other long-term liabilities	1,202.9	1,251.0
Long-term debt	2,906.5	3,331.1
Commitments and Contingencies (Note 9)

Equity:
Common stock: $0.01 par value, 2.0 billion shares authorized; 368.4 and 366.6 issued; 338.2 and 341.2 outstanding; respectively	3.7	3.7
Additional paid-in capital	4,106.0	4,035.0
Treasury shares, at cost	(1,952.2)	(1,612.3)
Retained earnings	8,511.9	8,227.6
Accumulated other comprehensive loss	(287.3)	(465.4)
Total Fortive stockholders’ equity	10,382.1	10,188.6
Noncontrolling interests	7.1	7.0
Total stockholders’ equity	10,389.2	10,195.6
Total liabilities and equity	$18,244.2	$17,016.1

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Three Months Ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net earnings	$338.5	$402.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	225.0	227.1
Depreciation	47.7	46.2
Stock-based compensation	54.9	53.1
Gain on sale of property	—	(63.1)
Loss from divestiture	—	25.6
Change in certain assets and liabilities:
Change in accounts receivable, net	75.5	24.6
Change in inventories	(57.7)	(12.0)
Change in trade accounts payable	13.8	30.7
Change in prepaid expenses and other assets	(40.3)	(11.5)
Change in accrued expenses and other liabilities	(104.5)	(157.6)
Net cash provided by operating activities	552.9	565.6

Cash flows from investing activities:
Purchases of property, plant and equipment	(63.4)	(55.6)
Proceeds from sale of property	1.7	10.8
Cash paid for acquisitions, net of cash received	—	(1,721.8)
Cash infusion into divestiture	—	(14.0)
All other investing activities	10.9	(1.6)
Net cash used in investing activities	(50.8)	(1,782.2)

Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	(253.2)	(571.5)
Repurchase of common shares	(344.5)	(152.9)
Payment of common stock cash dividend to shareholders	(54.2)	(56.1)
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	1,146.8	1,733.5
Repayment of borrowings (maturities greater than 90 days)	—	(1,000.0)
All other financing activities	14.4	31.9
Net cash provided by (used in) financing activities	509.3	(15.1)

Effect of exchange rate changes on cash and equivalents	8.0	(13.0)
Net change in cash and equivalents	1,019.4	(1,244.7)
Beginning balance of cash and equivalents	813.3	1,888.8
Ending balance of cash and equivalents	$1,832.7	$644.1

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION UNAUDITED FINANCIAL MEASURES REFLECTING RALLIANT CORPORATION AS A DISCONTINUED OPERATION

BASIS OF PRESENTATION
The financial information for Fortive presented below is prepared on a continuing operations basis with Ralliant presented as discontinued operations. Discontinued operations reporting will be reflected retrospectively in the Company’s future filings, but in no way revises or restates any Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company for any period previously filed with the U.S. Securities and Exchange Commission.

Unaudited Consolidated Condensed Statement of Earnings for Fortive Reflecting Ralliant as Discontinued Operations
($ and shares in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Sales	$1,016.4	$1,020.2	$2,009.5	$2,004.4
Cost of sales	(370.9)	(366.6)	(726.5)	(722.3)
Gross profit	645.5	653.6	1,283.0	1,282.1
Operating costs	(475.7)	(471.3)	(947.9)	(950.0)
Operating profit	169.8	182.3	335.1	332.1
Non-operating income (expense), net	(30.2)	(47.2)	(61.8)	(115.1)
Earnings from continuing operations before income taxes	139.6	135.1	273.3	217.0
Income taxes	(28.0)	(23.1)	(49.1)	(39.2)
Net earnings from continuing operations	111.6	112.0	224.2	177.8
Earnings from discontinued operations, net of income taxes	55.0	83.1	114.3	224.7
Net earnings	$166.6	$195.1	$338.5	$402.5

Net earnings per share from continuing operations:
Basic	$0.33	$0.32	$0.66	$0.51
Diluted	$0.33	$0.32	$0.65	$0.50
Net earnings per share from discontinued operations:
Basic	$0.16	$0.24	$0.34	$0.64
Diluted	$0.16	$0.23	$0.34	$0.63
Net earnings per share:
Basic	$0.49	$0.56	$0.99	$1.15
Diluted	$0.49	$0.55	$0.99	$1.13
Average common stock and common equivalent shares outstanding:
Basic	339.6	351.3	340.3	351.5
Diluted	341.7	354.8	343.2	355.4

Certain amounts may not sum due to rounding.

Segment Information Reflecting Ralliant as Discontinued Operations
($ in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Sales:
Intelligent Operating Solutions	$696.9	$696.6	$1,387.8	$1,381.0
Advanced Healthcare Solutions	319.5	323.6	621.7	623.4
Total	$1,016.4	$1,020.2	$2,009.5	$2,004.4

Operating Profit:
Intelligent Operating Solutions	$170.8	$173.4	$345.4	$338.2
Advanced Healthcare Solutions	35.8	35.7	57.5	59.1
Other (a)	(36.8)	(26.8)	(67.8)	(65.2)
Total	$169.8	$182.3	$335.1	$332.1

Operating Margins:
Intelligent Operating Solutions	24.5%	24.9%	24.9%	24.5%
Advanced Healthcare Solutions	11.2%	11.0%	9.2%	9.5%
Total	16.7%	17.9%	16.7%	16.6%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

Unaudited Consolidated Condensed Balance Sheet for Fortive Assuming Ralliant as Discontinued Operations
($ and shares in millions, except per share amounts)

	As of
	June 27, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$1,827.4	$808.1
Other current assets	1,205.1	1,164.7
Current assets, discontinued operations	650.9	619.5
Total current assets	3,683.4	2,592.3
Other assets	10,234.1	10,327.8
Other assets, discontinued operations	4,326.7	4,096.0
Total assets	$18,244.2	$17,016.1

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,905.7	$376.2
Other current liabilities	1,301.8	1,293.7
Current liabilities, discontinued operations	538.1	568.5
Total current liabilities	3,745.6	2,238.4
Other long-term liabilities	771.6	847.2
Long-term debt	1,758.1	3,331.1
Long-term liabilities, discontinued operations	1,579.7	403.8

Equity:
Common stock: $0.01 par value, 2.0 billion shares authorized; 368.4 and 366.6 issued; 338.2 and 341.2 outstanding; respectively	3.7	3.7
Additional paid-in capital	4,106.0	4,035.0
Treasury shares, at cost	(1,952.2)	(1,612.3)
Retained earnings	8,511.9	8,227.6
Accumulated other comprehensive loss	(287.3)	(465.4)
Total Fortive stockholders’ equity	10,382.1	10,188.6
Noncontrolling interests	7.1	7.0
Total stockholders’ equity	10,389.2	10,195.6
Total liabilities and equity	$18,244.2	$17,016.1

Unaudited Consolidated Condensed Statement of Cash Flows for Fortive Reflecting Ralliant as Discontinued Operations
($ in millions)

	Six Months Ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Total operating cash provided by continuing operations	$396.8	$396.1
Total operating cash (used in) provided by discontinued operations	156.1	169.5
Net cash provided by operating activities	552.9	565.6

Cash flows from investing activities:
Purchases of property, plant and equipment	(46.1)	(41.9)
Proceeds from sale of property	0.2	—
Cash paid for acquisitions, net of cash received	—	(3.7)
All other investing activities	10.8	(0.9)
Total investing cash used in continuing operations	(35.1)	(46.5)
Total investing cash used in discontinued operations	(15.7)	(1,735.7)
Net cash used in investing activities	(50.8)	(1,782.2)

Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	(253.2)	(571.5)
Repurchase of common shares	(344.5)	(152.9)
Payment of common stock cash dividend to shareholders	(54.2)	(56.1)
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	—	1,733.5
Repayment of borrowings (maturities greater than 90 days)	—	(1,000.0)
Distribution from discontinued operations	1,150.0	—
All other financing activities	14.4	31.9
Total financing cash (used in) provided by continuing operations	512.5	(15.1)
Total financing cash used in discontinued operations	(3.2)	—
Net cash provided by (used in) financing activities	509.3	(15.1)

Effect of exchange rate changes on cash and equivalents	8.0	(13.0)
Net change in cash and equivalents	1,019.4	(1,244.7)
Beginning balance of cash and equivalents	813.3	1,888.8
Ending balance of cash and equivalents	$1,832.7	$644.1

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
The information presented below reflect GAAP to non-GAAP reconciliations for the non-GAAP measures for Fortive including the results of the Precision Technologies segment (“total Fortive”) and Fortive on a continuing operations basis (“new Fortive”).
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin
We disclose for total Fortive and new Fortive, on a consolidated basis, the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, and for Fortive on a continuing operations basis, the non-GAAP measures of historical adjusted earnings before income taxes, interest, depreciation, and amortization (“adjusted EBITDA”), and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP net earnings, and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition, divestiture, and separation related items;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”); and
•Excluding on a pretax basis the gain on sale of property;
•Excluding on a pretax basis the effect of gains and losses from our equity investments; and
•Excluding on a pretax basis (to the extent there is a tax effect) gains and losses from divestitures.
In addition, for new Fortive on a consolidated basis, with respect to the non-GAAP measures of historical adjusted EBITDA and adjusted EBITDA margin, we make the following adjustments to GAAP net earnings before income taxes:
•Excluding on a pretax basis net interest expense;
•Excluding on a pretax basis depreciation expense; and
•Excluding income taxes.

In addition, for total Fortive and new Fortive, on a consolidated basis, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward; and
•Excluding the discrete tax expense resulting from the Separation of Ralliant.
We also disclose for each segment of Fortive on a continuing operations basis, the non-GAAP measures of historical adjusted EBITDA and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP operating profit for the corresponding segment, which is deemed to be the most comparable GAAP measure given interest and taxes are not incurred at the segment level:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture;
•Excluding on a pretax basis the Discrete Restructuring Charges; and
•Excluding on a pretax basis depreciation expense.
Amortization of Acquisition Related Intangible Assets
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.
Acquisition, Divestiture, and Separation Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring, and separation costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. In connection with the Separation, we also incurred costs primarily related to professional fees for legal, tax, accounting and finance, information technology services, and other general and administrative costs, including compensation related expenses, as well as costs to stand up the new company to operate as a stand alone entity. We adjust for transaction costs, costs related to the Separation, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period.

Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items. In the fourth quarter of 2024, we initiated a discrete restructuring plan related to the Separation that is expected to be completed by December 31, 2025, we adjusted for the related discrete restructuring charges.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Divestitures
In May 2025, we recorded a gain resulting from an immaterial divestiture in our IOS segment. In June 2024, we divested and transferred ownership of Invetech, excluding the Motion Solution Business, to its management team (the “Invetech Divestiture”). We adjust for gains and losses from divestitures because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gain on Sale of Property and Charitable Contribution Expense
On March 14, 2024, we completed a transaction to sell land and certain office buildings in the Precision Technologies segment for $90 million, for which we received $20 million cash proceeds and a $70 million promissory note secured by a letter of credit, with principal received in August and November 2024. During the three-month period ended March 29, 2024, we recorded a gain on sale of property of $63.1 million in the Consolidated Condensed Statements of Earnings.
Concurrently, during the first quarter of 2024, we pledged to make a charitable donation of $20 million to the Fortive Foundation (“the Foundation”), a related party, without any donor imposed conditions or restrictions. In the third quarter of 2024, $20 million of the promissory note due in November 2024 was reassigned to the Foundation. We recorded a charitable contribution expense of $20 million within the “Other non-operating expense, net” line in the Consolidated Condensed Statements of Earnings.
We adjust for the gain on sale of property and charitable donation expense because we believe the adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Discrete Tax Expense Resulting from the Separation of Ralliant
We adjust for discrete tax expense items that resulted from the Separation of Ralliant. These discrete items are non-recurring expenses that resulted from the US GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.
Management believes that each of the non-GAAP financial measures noted above provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Total Fortive – Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ended
($ in millions, except per share amounts)	June 27, 2025		June 28, 2024
		Per share values		Per share values
Net Earnings and Net Earnings Per Share (GAAP)	$166.6	$0.49	$195.1	$0.55
Pretax amortization of acquisition related intangible assets	113.5	0.33	113.4	0.32
Pretax acquisition, divestiture, and separation related items	43.0	0.13	2.1	0.01
Pretax discrete restructuring charges	8.4	0.02	—	—
Pretax losses from equity investments	—	—	8.6	0.02
Pretax (gain) loss from divestiture	(2.1)	(0.01)	25.6	0.07
Tax effect of the adjustments reflected above (a)	(24.9)	(0.07)	(15.7)	(0.04)
Discrete tax expense (benefits) resulting from the Separation of Ralliant	1.9	0.01	—	—
Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$306.4	$0.90	$329.1	$0.93

Average Common Diluted Stock Outstanding (shares in millions)		341.7		354.8

(a) The loss from divestiture in 2024 had no tax impact. The tax effect of the adjustments includes all other items.
The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Core Revenue Growth Reflecting Ralliant as Discontinued Operations (unaudited)

	% Change Three Months Ended June 27, 2025 vs. Comparable 2024 Period	% Change Three Months Ended June 28, 2024 vs. Comparable 2023 Period
Total Revenue Growth (GAAP)	(0.4)%	3.7%
Excluding impact of:
Divestitures	0.4%	(0.8)%
Currency exchange rates	(0.7)%	1.0%
Core Revenue Growth (Non-GAAP)	(0.7)%	3.9%

EBITDA and Adjusted EBITDA Margin Reflecting Ralliant as Discontinued Operations (unaudited)

	Three Months Ended
	June 27, 2025	June 28, 2024
Revenue (GAAP)	$1,016.4	$1,020.2

Net Earnings from Continuing Operations (GAAP)	$111.6	$112.0
Interest expense, net	32.1	38.7
Income taxes	28.0	23.1
Depreciation	17.6	15.1
Amortization	91.6	92.5
EBITDA from Continuing Operations (Non-GAAP)	280.9	281.4
Pretax acquisition and divestiture related items	1.6	1.4
Pretax discrete restructuring charges	8.0	—
Pretax losses from equity investments	—	8.5
Pretax gain from divestiture	(2.1)	—
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$288.4	$291.3

Net Earnings Margin from Continuing Operations	11.0%	11.0%
Adjusted EBITDA Margin from Continuing Operations (Non-GAAP)	28.4%	28.6%

Continuing Operations: Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin (unaudited)

	Three Months Ended June 27, 2025		Three Months Ended June 28, 2024
$ in millions	Intelligent Operating Solutions	Advanced Healthcare Solutions	Intelligent Operating Solutions	Advanced Healthcare Solutions
Revenue (GAAP)	$696.9	$319.5	$696.6	$323.6

Operating Profit (GAAP)	$170.8	$35.8	$173.4	$35.7
Amortization of acquisition-related intangible assets	46.6	45.0	47.2	45.3
Acquisition and divestiture related items	0.4	—	1.4	—
Discrete restructuring charges	5.9	—	—	—
Adjusted Operating Profit (Non-GAAP)	223.7	80.8	222.0	81.0
Depreciation	12.0	5.3	10.0	5.1
Adjusted EBITDA (Non-GAAP)	$235.7	$86.1	$232.0	$86.1

Operating Profit Margin (GAAP)	24.5%	11.2%	24.9%	11.0%
Adjusted Operating Profit Margin (Non-GAAP)	32.1%	25.3%	31.9%	25.0%
Adjusted EBITDA Margin (Non-GAAP)	33.8%	26.9%	33.3%	26.6%

Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations Reflecting Ralliant as Discontinued Operations (unaudited)

	Three Months Ended
($ in millions, except per share amounts)	June 27, 2025		June 28, 2024
		Per share values		Per share values
Net Earnings and Net Earnings Per Share from Continuing Operations (GAAP)	$111.6	$0.33	$112.0	$0.32
Pretax amortization of acquisition related intangible assets	91.6	0.27	92.5	0.26
Pretax acquisition, divestiture, and separation related items	1.6	—	1.4	—
Pretax discrete restructuring charges	8.0	0.02	—	—
Pretax losses from equity investments	—	—	8.5	0.02
Pretax gain from divestiture	(2.1)	(0.01)	—	—
Tax effect of the adjustments reflected above	(12.9)	(0.03)	(15.8)	(0.04)
Adjusted Net Earnings and Adjusted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$197.8	$0.58	$198.6	$0.56

Average Common Diluted Stock Outstanding (shares in millions)		341.7		354.8

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.
Free Cash Flow from Continuing Operations Reflecting Ralliant as Discontinued Operations - Trailing Twelve Months (unaudited)

($ in millions)	Three Months Ended				Trailing Twelve Months
	June 27, 2025	March 28, 2025	December 31, 2024	September 27, 2024
Operating Cash Flows (GAAP)	$205.0	$191.8	$327.7	$304.7	$1,029.2
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(25.0)	(21.1)	(22.6)	(21.6)	(90.3)
Free Cash Flow (Non-GAAP)	$180.0	$170.7	$305.1	$283.1	$938.9

($ in millions)	Three Months Ended				Trailing Twelve Months
	June 28, 2024	March 29, 2024	December 31, 2023	September 29, 2023
Operating Cash Flows (GAAP)	$217.5	$178.6	$259.8	$256.4	$912.3
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(19.6)	(22.3)	(23.4)	(20.6)	(85.9)
Free Cash Flow (Non-GAAP)	$197.9	$156.3	$236.4	$235.8	$826.4